Exhibit 10.3

REDDY ICE HOLDINGS, INC.
NON-QUALIFIED STOCK OPTION NOTICE	Grant No.: [ ]

This Notice evidences the award of non-qualified stock options (each, an “Option” or collectively, the “Options”) that have been granted to you, [               ], subject to and conditioned upon your agreement to the terms of the attached Non-Qualified Stock Option Agreement (the “Agreement”).  The Options entitle you to purchase shares of common stock, par value $0.01 per share (“Common Stock”), of Reddy Ice Holdings, Inc., a Delaware corporation (the “Company”), under the Reddy Ice Holdings, Inc. 2005 Long Term Incentive and Share Award Plan, as amended (the “Plan”).  The number of shares you may purchase and the exercise price at which you may purchase them are specified below.  This Notice constitutes part of and is subject to the terms and provisions of the Agreement and the Plan, which are incorporated by reference herein.  You must return an executed copy of this Notice to the Company within 30 days of the date hereof.  If you fail to do so, the Options will be null and void.

Grant Date: April 14, 2009	No. of Shares: [ ]

Expiration Date: The Options expire at 5:00 P.M. Eastern Time on the last business day coincident with or prior to the 7th anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

Exercisability Schedule:  Subject to the terms and conditions described in the Agreement, the Options shall be exercisable as follows:

(1)                                  One-third of the Options become exercisable on January 1, 2010 (“First Exercisability Date”);

(2)                                  One-third of the Options become exercisable on January 1, 2011 (“Second Exercisability Date”);

(3)                                  One-third of the Options become exercisable on January 1, 2012 (“Third Exercisability Date”) (each an “Exercisability Date”).

On each exercisability date, an equal number of Options from each pricing tranche will become exercisable.

Acceleration Event Upon Death:  If, before all Options become exercisable, your Service with the Company terminates as a result of your death, then as of such termination a number of Options will become exercisable equal to (i) the total number of Options that would become exercisable upon the next Exercisability Date multiplied by (ii) a fraction, the numerator of which is the total number of days measured from the last Exercisability Date to the date that your Service terminates and the denominator of which is 365.  The exercise price of such Options shall be equal to the exercise price at the next succeeding Exercisability Date.

The extent to which the Options are exercisable as of a particular date is rounded down to the nearest whole share.  However, exercisability is rounded up to 100% on January 1, 2012.

Exercise Price: The Options have been granted in three pricing tranches, each with a different Exercise Price, as set forth below:

(1) One-third of the Options have an Exercise Price equal to 100% of the Fair Market Value per share of the Common Stock on the Grant Date (i.e. $1.53);

(2) One-third of the Options have an Exercise Price equal to 150% of the Fair Market Value per share of the Common Stock on the Grant Date (i.e. $2.30);

(3) One-third of the Options have an Exercise Price equal to 200% of the Fair Market Value per share of the Common Stock on the Grant Date (i.e. $3.06).

REDDY ICE HOLDINGS, INC.

By:
Date:

I acknowledge that I have carefully read the attached Agreement and the prospectus for the Plan and agree to be bound by all of the provisions set forth in these documents.

Enclosures:	Non-Qualified Stock Option Agreement, Prospectus for the Reddy Ice Holdings, Inc. 2005	OPTIONEE
Long Term Incentive and Share Award Plan
	Exercise Form	Date:

Grant No.: [     ]

NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE REDDY ICE HOLDINGS, INC.
2005 LONG TERM INCENTIVE AND SHARE AWARD PLAN

1.                                       Terminology.  Unless otherwise provided in this Agreement, capitalized words used herein are defined in the correlating Stock Option Notice, the Glossary at the end of the Agreement, or the Plan.

2.                                       Exercise of Options.

(a)                                  Exercisability.  The Options will become exercisable in accordance with the Exercisability Schedule set forth in the Stock Option Notice, so long as you are in the Service of the Company from the Grant Date through the applicable exercisability dates.  None of the Options will become exercisable after your Service with the Company ceases, unless the Stock Option Notice provides otherwise with respect to exercisability that arises as a result of your cessation of Service.

(b)                                 Right to Exercise.  You may exercise the Options, to the extent exercisable, at any time on or before 5:00 P.M. Eastern Time on the Expiration Date or the earlier termination of the Options, unless otherwise provided under applicable law.  Notwithstanding the foregoing, if at any time the Committee determines that the delivery of Shares under the Plan or this Agreement is or may be unlawful under the laws of any applicable jurisdiction, or federal, state or non-U.S. securities laws, the right to exercise the Options or receive Shares pursuant to the Options shall be suspended until the Committee determines that such delivery is lawful.  Section 3 below describes certain limitations on exercise of the Options that apply in the event of your death or termination of Service.  The Options may be exercised only in multiples of whole Shares and may not be exercised at any one time as to fewer than one hundred Shares (or such lesser number of Shares as to which the Options are then exercisable).  No fractional Shares will be issued under the Options.

(c)                                  Exercise Procedure.  In order to exercise the Options, you must provide the following items to the Secretary of the Company or his or her delegate before the expiration or termination of the Options:

(i)                                     notice, in such manner and form as the Committee may require from time to time, specifying the number of Shares to be purchased under the Options; and

(ii)                                  full payment of the Exercise Price for the Shares or properly executed, irrevocable instructions, in such manner and form as the Committee may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 2(d) of this Agreement.

An exercise will not be effective until the Secretary of the Company or his or her delegate receives all of the foregoing items, and such exercise otherwise is permitted under and complies with all applicable federal, state and non-U.S. securities laws.

(d)                                 Method of Payment.  You may pay the Exercise Price by:

(i)                                     delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Committee in its discretion;

(ii)                                  a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Committee;

(iii)                               subject to such limits as the Committee may impose from time to time, tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price;

(iv)                              subject to such limits as the Committee may impose from time to time, net settlement;

(v)                                 any other method approved by the Committee; or

(vi)                              any combination of the foregoing.

(e)                                  Issuance of Shares upon Exercise.  The Company shall issue to you the Shares underlying the Options you exercise as soon as practicable after the exercise date, subject to the Company’s receipt of the aggregate exercise price and the requisite withholding taxes, if any.  Upon issuance of such Shares, the Company may deliver, subject to the provisions of Section 7 below, such Shares on your behalf electronically to the Company’s designated stock plan administrator or such other broker-dealer as the Company may choose at its sole discretion, within reason, or may retain such Shares in uncertificated book-entry form.  Any share certificates delivered will, unless the Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such Shares.

3.                                       Termination of Service.

(a)                                  Termination of Unexercisable Options.  If your Service with the Company ceases for any reason, the Options that are then unexercisable, after giving effect to any exercise acceleration provisions set forth on the Stock Option Notice, will terminate immediately upon such cessation.

(b)                                 Exercise Period Following Termination of Service.  If your Service with the Company ceases for any reason other than discharge for Cause, the Options that are then exercisable, after giving effect to any exercise acceleration provisions set forth on the Stock Option Notice, will terminate upon the earliest of:

(i)                                     the expiration of 12 months following such cessation; or

(ii)                                  the Expiration Date.

In the event of your death, the exercisable Options may be exercised by your executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution.

(c)                                  Misconduct.  If your Service with the Company terminates for Cause, the Options that are then exercisable (without giving any effect to any exercise acceleration provisions set forth on the Stock Option Notice), will terminate upon the earliest of:

(i)                                     the expiration of 30 days after your termination; or

(ii)                                  the Expiration Date.

(d)                                 Change in Status.  In the event that your Service is with a business, trade or entity that, after the Grant Date, ceases for any reason to be part or an Affiliate of the Company, your Service will be deemed to have terminated for purposes of this Section 3 upon such cessation if your Service does not continue uninterrupted immediately thereafter with the Company or an Affiliate of the Company.

5.                                       Nontransferability of Options.  These Options and, before exercise, the underlying Shares are nontransferable otherwise than by will or the laws of descent and distribution and, during your lifetime, the Options may be exercised only by you or, during the period you are under a legal disability, by your guardian or legal representative.  Except as provided above, the Options and, before exercise, the underlying Shares may not be assigned, transferred, pledged, hypothecated, subjected to any “put equivalent position,” “call equivalent position” (as each preceding term is defined by Rule 16(a)-1 under the Securities Exchange Act of 1934), or short position, or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

6.                                       Nonqualified Nature of the Options.  The Options are not intended to qualify as incentive stock options within the meaning of Code section 422, and this Agreement shall be so construed.  You hereby acknowledge that, upon exercise of the Options, you will recognize compensation income in an amount equal to the excess of the then Fair Market Value of the Shares over the Exercise Price and must comply with the provisions of Section 7 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.

7.                                       Withholding of Taxes.  At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll or any other payment of any kind due to you and otherwise agree to make adequate provision for non-U.S., federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options.  The Company may require you to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Shares.

The Committee may, in its sole discretion, permit you to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the Shares to be issued upon exercise that number of Shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value not in excess of the amount necessary to satisfy the statutory minimum withholding amount due.

8.                                       Adjustments.  The Committee may make various adjustments to your Options, including adjustments to the number and type of securities subject to the Options and the Exercise Price, in accordance with the terms of the Plan.  In the event of any transaction resulting in a Change in Control (as defined in the Plan) of the Company, the outstanding Options will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Options by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof.  In the event of such termination, you will be permitted, immediately before the Change in Control, to exercise or convert all portions of such Options that are then exercisable or which become exercisable upon or prior to the effective time of the Change in Control.

9.                                       Non-Guarantee of Employment or Service Relationship.  Nothing in the Plan or this Agreement will alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between you and the Company, or as a contractual right for you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without Cause or notice and whether or not such discharge results in the failure of any of the Options to become exercisable or any other adverse effect on your interests under the Plan.

10.                                 No Rights as a Stockholder.  You shall not have any of the rights of a stockholder with respect to the Shares until such Shares have been issued to you upon the due exercise of the Options.  No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date such Shares are issued.

11.                                 The Company’s Rights.  The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.                                 Entire Agreement.  This Agreement, together with the correlating Stock Option Notice and the Plan, contain the entire agreement between you and the Company with respect to the Options.  Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options shall be void and ineffective for all purposes.

13.                                 Amendment.  This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Shares as determined in the discretion of the Committee, except as provided in the Plan or in a written document signed by you and the Company.

14.                                 Conformity with Plan.  This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan.  Any conflict between the terms of this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern.  A copy of the Plan is available upon request to the Secretary of the Company.

15.                                 Section 409A.  This Agreement and the Options granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code.  Nothing in the Plan or this Agreement shall be construed as including any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Options.  Should any provision of the Plan or this Agreement be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, it may be modified and given effect, in the sole discretion of the Committee and without requiring your consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code.  The foregoing, however, shall not be construed as a guarantee by the Company of any particular tax effect to you.

16.                                 Electronic Delivery of Documents.  By your signing this Agreement, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the Shares and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

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GLOSSARY

(a)                                  “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, Reddy Ice Holdings, Inc.  For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(b)                                 “Cause” shall mean the circumstances set forth in an applicable severance or employment agreement (the “Severance Agreement”) or, in the absence of such an agreement, if you (i) are convicted of, or plead guilty to, a felony or a crime involving moral turpitude, (ii) engage in independently verified, continuing and unremedied substance abuse involving drugs or alcohol, (iii) perform an action or fail to take an action that, in the reasonable judgment of a majority of the disinterested members of the Board, constitutes willful dishonesty, larceny, fraud or gross negligence by you in the performance of your duties to the Company, or make a knowing or reckless misrepresentation (including by omission of any material adverse information) to shareholders, directors or officers of Reddy Ice Holdings, Inc., (iv) willfully and repeatedly fail, after 10 business days’ notice, to materially follow the written policies of the Company or instructions of the Board or (v) materially breach any agreement to which you and the Company or any of its Affiliates are a party, or materially breach any written policy, rule or regulation adopted by the Company or any of its Affiliates relating to compliance with securities laws or other laws, rules or regulations and such breach is not cured by you or waived in writing by the Company within 30 days after written notice of such breach to you.

(c)                                  “Change in Control” has the meaning ascribed to that term under the Plan.

(d)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(e)                                  “Company” includes Reddy Ice Holdings, Inc. and its Affiliates, except where the context otherwise requires.  For purposes of determining whether a Change in Control has occurred, Company shall mean only Reddy Ice Holdings, Inc.

(f)                                    “Fair Market Value” of a share of Common Stock generally means either the closing price or the average of the high and low sale price per share of Common Stock on the relevant date, as determined in the Committee’s discretion, as reported by the principal market or exchange upon which the Common Stock is listed or admitted for trade.  Refer to the Plan for a detailed definition of Fair Market Value, including how Fair Market Value is determined in the event that no sale of Common Stock is reported on the relevant date.

(g)                                 “Service” means your employment or other service relationship with the Company.

(h)                                 “Shares” mean the shares of Common Stock underlying the Options.

(i)                                     “Stock Option Notice” means the written notice evidencing the award of the Options that correlates with and makes up a part of this Agreement.

(j)                                     “You”; “Your”.  “You” or “your” means the recipient of the award of Options as reflected on the Stock Option Notice.  Whenever the Agreement refers to “you” under circumstances where the provision should logically be construed, as determined by the Committee, to apply to your estate, personal representative, or beneficiary to whom the Options may be transferred by will or by the laws of descent and distribution, the word “you” shall be deemed to include such person.

EXERCISE FORM

Office of the Corporate Secretary

Reddy Ice Holdings, Inc.

8750 North Central Expressway Suite 1800

Dallas TX, 75231

RE:                              2005 Long Term Incentive and Share Award Plan

Gentlemen:

I hereby exercise the Options granted to me on April 14, 2009 by Reddy Ice Holdings, Inc. (the “Company”), subject to all the terms and provisions of the applicable grant agreement and of the Reddy Ice Holdings, Inc. 2005 Long Term Incentive and Share Award Plan (the “Plan”), and notify you of my desire to purchase                          shares of Common Stock of the Company at a price of $           per share,                          shares of Common Stock of the Company at a price of $           per share, and                          shares of Common Stock of the Company at a price of $           per share, pursuant to the exercise of said Options.

Total Amount Enclosed:  $

Date:
(Optionee)

Received by REDDY ICE HOLDINGS, INC. on
,

By: